Ex (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Funds III of our reports dated May 14, 2026, relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in John Hancock Funds III’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2026. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 23, 2026

Appendix A

Fund Name	Opinion Date
John Hancock U.S. Growth Fund	May 14, 2026

John Hancock Disciplined Value Fund	May 14, 2026

John Hancock Disciplined Value Mid Cap Fund	May 14, 2026

John Hancock Global Shareholder Yield Fund	May 14, 2026

John Hancock International Growth Fund	May 14, 2026

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